Exhibit 99.1

For release: April 25, 2012	For further information contact: David W. Gifford, CFO (330) 373-1221

First Place Financial Corp. Issues Clarifying Statement Concerning Restatement Status

and Financial Condition and Results of Operations

Warren, Ohio - First Place Financial Corp. (the “Company”) today released this clarification of quotes attributed by the media to the Company’s Chairman, Samuel A. Roth, reported on April 21, 2012.  In response to questions from the press regarding the termination of the Company’s chief executive officer and the status of the Company’s restatement efforts, Mr. Roth was quoted as saying, “We have great liquidity and great earnings as we go along. Things are going well,” as well as saying that officials are “confident things will be better soon. We should have restatements before very long.” The Company has been and continues to work diligently to address the restatement of its consolidated financial condition and results of operations as of and for the fiscal years ended June 30, 2010, 2009, and 2008, as well as the completion of its annual and interim consolidated financial statements for subsequent periods.

In addressing the quotes attributed to Mr. Roth, David W. Gifford, the Company’s Chief Financial Officer, said “Through the restatement process we have managed our liquidity in a prudent and proactive manner. In light of the additional stress brought on by recent economic conditions, the OCC regulatory orders and the restatement, we have maintained an elevated level of liquidity over the past year.” With respect to earnings, Mr. Gifford added, “While we have made significant progress toward completing our restatement, as well as our filings for subsequent periods, the consolidated financial statements are still being finalized. As such, it would be premature for us to make any statements at this time regarding the potential impact on our financial condition or results of operations for the periods under restatement or the fiscal years 2011 and 2012. We look forward to completing our restatement and returning our attention to our core banking business.” The Company intends to bring its delinquent Exchange Act filings to a current status with the Securities and Exchange Commission and to complete the restatements as soon as practicable.

About First Place Financial Corp.

First Place Financial Corp. is a financial services holding company based in Warren, Ohio, with two wholly-owned subsidiaries: First Place Bank and First Place Holdings, Inc.  Through First Place Bank, the Company operates 41 retail locations, 2 business financial service centers and 20 loan production offices.  Additional information about First Place Financial Corp. may be found on the Company’s web site:  www.firstplacebank.com.

Forward-Looking Statements

When used in this press release, in future press releases or other public or shareholder communications, in filings with the SEC or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “ are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated.  Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas in which we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.